UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022

LAKELAND INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-15335	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1525 Perimeter Parkway, Suite 325, Huntsville, Alabama 35806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LAKE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to Item 5.02 of that certain Current Report on Form 8-K filed by Lakeland Industries, Inc. (the “Company”) with the Securities and Exchange Commission on December 16, 2021, which reported, among other items, that the Board of the Directors of the Company approved an increase in the annual base salary of Charles D. Roberson, the Company’s Chief Executive Officer and President, to $425,000, effective January 1, 2022.

Effective January 1, 2022, the Company and Mr. Roberson entered into an amendment (the “Amendment”) to the Employment Letter Agreement dated January 27, 2020, by and between Mr. Roberson and the Company (the “Agreement”). In addition to reflecting the previously reported increase in Mr. Roberson’s annual base salary approved by the Board in December, the Amendment provides that, at the end of the then-current term of the Agreement, the Agreement’s duration shall automatically extend for a subsequent 12-month period, unless either party provides written notice of termination at least 90 days before the expiration of then-current term. There are no other material terms of the Amendment. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Employment Letter Agreement of Charles D. Roberson

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: January 6, 2022	By:	/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer, President and Secretary